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                                                                    EXHIBIT 10.9

                            NON-COMPETITION AGREEMENT

            THIS NON-COMPETITION AGREEMENT (this "AGREEMENT") is made and entered into this ____ day of __________, 1999, by and among Nestle S.A., a Swiss corporation ("NESTLE PARENT"), Nestle USA - Food Group, Inc., a Pennsylvania corporation ("NESTLE USA" collectively with Nestle Parent, the "NESTLE ENTITIES"), Diageo plc, a public limited company incorporated under the laws of England and Wales ("PILLSBURY PARENT"), The Pillsbury Company, a Delaware corporation ("PILLSBURY," collectively with Pillsbury Parent, the "PILLSBURY ENTITIES" and collectively with the Nestle Entities, the "ENTITIES"), and [Ice Cream Partners USA], LLC, a Delaware limited liability company (the "COMPANY," collectively with the Entities, the "PARTIES").

                                    RECITALS:

      A. Pillsbury and Nestle USA have entered into an Amended and Restated Limited Liability Company Agreement and certain related agreements concurrently herewith (the "OPERATING AGREEMENT"), and prior to the date hereof, a Contribution and Assumption Agreement (the "CONTRIBUTION AGREEMENT").

      B. One of the material conditions precedent to the willingness of Pillsbury and Nestle USA to enter into the Operating Agreement is that the Parties have agreed to execute, deliver and be bound by this Agreement.

      NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.    Certain Definitions.

            "ADDITIONAL MEMBERS" means those Persons admitted to the Company as a Member in accordance with the terms of the Operating Agreement.

            "AFFILIATE" means, with reference to a specified Person: (a) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, (b) any Person that is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, director, partner or trustee, or serves in a similar capacity, or (c) any member of the Immediate Family of the specified Person.

            "ASSIGNEE" means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its Economic Interest in the Company, and
(b) which has not been admitted to the Company as a Substitute Member in accordance with the terms of the Operating Agreement.


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            "BOARD OF MANAGERS" means, at any time, the Board of Managers of the Company.

            "COMPETING BUSINESS" means any business engaged in the production, importation, purchase, marketing, distribution, promotion or sale of Frozen Dessert Products in the Territory; provided, however, that (i) the Entities' Interest in the Company and the conduct of the Joint Venture Business, (ii) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares entitled to vote in the election of directors and similar matters requiring approval of the shareholders of Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("DREYER'S VOTING SHARES") (subject to Sections 2(d) and 3(d) herein) and (iii) the Haagen-Dazs Stores and the Haagen-Dazs Stores Business shall each be deemed not to constitute a Competing Business.

            "CONFIDENTIAL INFORMATION" of a Person means all trade secrets and other confidential information of such Person including, without limitation, (i) any and all trade secrets concerning the business and affairs of such Person, records, files, letters, memoranda, reports, laboratory notebooks, program listings, product specifications, product formulas, ingredient listings, recipes, data, know-how, improvements, discoveries, concepts, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, past, current and planned manufacturing and distribution methods and processes, techniques, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures of which may be licensed to such Person (and other items related thereto); (ii) any and all information concerning the business and affairs of such Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, strategic and operating plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for such Person containing or based, in whole or in part, on any information included in the foregoing; provided, however, that Confidential Information of a Person (a "Covered Person"), with respect to the Person (or any Affiliate thereof) using such Confidential Information ("Using Persons"), shall not include any material of the Covered Person that (i) is or becomes generally known to and available for use by the public other than as a result of the fault of the Using Persons; (ii) is or becomes available to the Using Persons on a non-confidential basis prior to the date of this Agreement, provided that the source of such information was not known by the Using Persons after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Covered Person with respect to such material; or (iii) is or becomes available to the Using Persons or their respective agents, advisors or representatives, provided that the source of such information was not known by the Using Persons, after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Covered Person with respect to such material.

            "DIPPED FORM" shall mean the retail sale of Frozen Dessert Products where: (i) the Frozen Dessert Products are presented to the public in association with the Haagen-Dazs name; (ii) the


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Frozen Dessert Products are scooped, dipped or dispensed from a soft serve machine and sold in cones or dishes; (iii) the Frozen Dessert Products are sold from a non-temporary food service establishment; and (iv) it would be reasonably expected by the retail seller that a significant portion of the Frozen Dessert Products would be consumed away from the food service establishment.

            "ECONOMIC INTEREST" means a Person's right to share in the net profits, net losses, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Delaware Limited Liability Act, as amended, any right to information concerning the business and affairs of the Company.

            "FAIR MARKET VALUE OF THE NESTLE OFFERED INTEREST" means, the price that would be paid for the Nestle Offered Interest (as defined herein) in an arms-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. The Fair Market Value of the Nestle Offered Interest shall be determined in accordance with Section 5(c) herein.

            "FAIR MARKET VALUE OF THE PILLSBURY OFFERED INTEREST" means, the price that would be paid for the Pillsbury Offered Interest (as defined herein) in an arms-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. The Fair Market Value of the Pillsbury Offered Interest shall be determined in accordance with Section 4(c) herein.

            "FROZEN DESSERT PRODUCTS" means ice cream, sorbet, frozen yogurt, sherbet, frozen mousse, ice milk, frozen juice bars, ice pops, water ice, ice cream cakes, frozen fudge bars, soft serve (soft bodied, machine made) ice cream, frozen novelty dessert products (such as bars, cones, sandwiches, smoothies and cup products based on or primarily derived from any of the foregoing), frozen dessert products for pets and other products based on or primarily derived from any of the foregoing.

            "HAAGEN-DAZS INTERNATIONAL BUSINESS" means substantially all of the assets comprising the business of the production, importation, purchase, marketing, distribution, promotion and sale (including export sale from a facility not owned by the Company) of Frozen Dessert Products outside of the Territory under the Haagen-Dazs Brand name and under brand names licensed to Pillsbury by third parties outside the Territory, but excludes the ownership, management and operation of Haagen-Dazs Stores inside and outside the Territory which business is currently conducted by Pillsbury.

            "HAAGEN-DAZS OWNER" means any direct or indirect subsidiary of Pillsbury Parent which owns all or a portion of the Membership Interest owned by Pillsbury as of the date hereof.

            "HAAGEN-DAZS STORES" means, collectively, (i) the Haagen-Dazs-branded retail outlets (whether stand-alone or in conjunction with another retailer) owned by Pillsbury that


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serve Frozen Dessert Products in Dipped Form and (ii) the Haagen-Dazs-branded retail outlets (whether stand-alone or in conjunction with another retailer) not owned by Pillsbury which are franchised to and operated by third parties and that serve Frozen Dessert Products in Dipped Form and Pillsbury's franchise rights therein; in each case as of and after the date hereof.

            "HAAGEN-DAZS STORES BUSINESS" means, the development, franchising, marketing, operation and ownership of Haagen-Dazs Stores, including, without limitation, the following:

            (a) all written and oral agreements granting rights to develop, franchise, operate and own Haagen-Dazs Stores, all rights to enter such agreements after the date hereof, and all franchise, royalty or other fees and income resulting from such agreements and arrangements;

            (b) all of the concepts, standards, specifications, requirements, guidelines, instructions and procedures, existing in any form as of the date hereof and as may be developed by the owners of the Haagen-Dazs Stores Business after the date hereof, in each case to the extent relating to the development, franchising, marketing, operation and ownership of Haagen-Dazs Stores;

            (c) the development and ownership of all Confidential Information of Pillsbury (or any Affiliate of Pillsbury), existing as of the date hereof and as may be developed by the owners of the Haagen-Dazs Stores Business after the date hereof, in each case to the extent relating to the development, franchising, marketing, operation and ownership of Haagen-Dazs Stores;

            (d) the development and ownership of all advertising, marketing, promotional materials, plans and programs, and other similar items, existing as of the date hereof and as may be developed by the owners of the Haagen-Dazs Stores Business after the date hereof, in each case to the extent relating to the development, franchising, marketing, operation and ownership of Haagen-Dazs Stores;

            (e) without limiting the Joint Venture's exclusive license to use the Pillsbury Licensed Property (as defined in that certain Trademark/Technology License Agreement dated as of the date hereof, by and between Pillsbury and the Company (the "Pillsbury Trademark/Technology License Agreement") in the Territory (which, for purposes of the Pillsbury Trademark/Technology License Agreement does not include the Haagen-Dazs Stores or the Haagen-Dazs Stores Business), all trademarks, trade names, service marks, logos, commercial symbols, phrases, slogans, tag lines, copyrights, distinctive interior and exterior building designs, decor, furnishings, menus, uniforms, signs and color combinations, existing as of the date hereof and as may be developed after the date hereof, to the extent relating to the development, franchising, marketing, operation and ownership of Haagen-Dazs Stores; and

            (f) the sole and exclusive right (whether within or outside the Territory) to grant to any Person the right to serve Frozen Dessert Products in Dipped Form.


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            "IMMEDIATE FAMILY" means, and is limited to, an individual Member's current spouse, parents, parents-in-law, grandparents, children, siblings, and grandchildren, or a trust or estate, all of the beneficiaries of which consist of such Member or members of such Member's Immediate Family.

            "INITIAL PUBLIC OFFERING" means a bona fide underwritten initial sale of common voting securities of a Person pursuant to a registration statement that is declared effective by the Securities and Exchange Commission.

            "JOINT VENTURE BUSINESS" means the production, importation, purchase, marketing, distribution, promotion and sale of Nestle, Nestle-licensed, Haagen-Dazs, and Pillsbury-licensed branded and non-branded Frozen Dessert Products in the Territory.

            "MANAGERS" means at any time the Persons elected in accordance with the terms of the Operating Agreement to serve on the Board of Managers.

            "MEMBERS" means the Persons owning Membership Interests, including any Additional Members and any Substitute Members.

            "MEMBERSHIP INTEREST" or "INTEREST" means the entire ownership interest of a Member in the Company at any particular time, including without limitation, the Member's Economic Interest, any and all rights to vote and otherwise participate in the Company's affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of the Operating Agreement.

            "NESTLE USA MANAGER" means a Manager appointed by Nestle USA.

            "PERCENTAGE INTEREST" means, with respect to a Member holding one or more Units, its interest in the Company as determined by dividing the Units owned by such Member by the total number of Units of the Company then outstanding.

            "PERSON" means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

            "PILLSBURY MANAGER" means a Manager appointed by Pillsbury.

            "QUALIFIED VALUATOR" means, with respect to any Person, a reputable appraiser or investment bank with an international reputation in good standing that is not an Affiliate of such Person.

            "SPECIAL VOTE OF THE BOARD OF MANAGERS" or "SPECIAL VOTE" means the affirmative vote or consent of a majority of the Board of Managers including the affirmative vote or consent of at least one Nestle USA Manager and one Pillsbury Manager.


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            "SUBSTITUTE MEMBER" means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its interest in the Company, and
(b) which has been admitted to the Company as a Substitute Member in accordance with the terms of the Operating Agreement.

            "TERRITORY" means the fifty (50) United States and the District of Columbia.

            "TRANSFER" means, with respect to any interest in the Company, a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing.

            "UNIT" means, with respect to a Membership Interest, a fractional, undivided share of such Membership Interest issued in accordance with the terms of the Operating Agreement.

2. Competition by Pillsbury and Pillsbury Parent with the Company.

            Pillsbury Parent and Pillsbury hereby covenant and agree that for the Pillsbury Term:

            (a) Pillsbury Parent and Pillsbury will not (and Pillsbury Parent and Pillsbury shall cause their respective Affiliates not to), directly or indirectly, engage in a Competing Business or own, manage, operate, join, control, or participate in the ownership, management or control of, or be connected with or have (or acquire) an interest in or assets of (whether as a consultant, advisor, agent, owner, partner, co-venturer, contractor, officer, director, stockholder, Affiliate, representative, licensor or otherwise) any Person, enterprise or business that engages in a Competing Business; provided, however, that (i) beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of up to a 5% interest in a Competing Business shall not be prohibited so long as no directorship or other governance rights are held by Pillsbury Parent, Pillsbury and/or their respective Affiliates in conjunction with such ownership in the Competing Business (a "PILLSBURY DE MINIMUS INTEREST"); (ii) Pillsbury Parent, Pillsbury and/or their respective Affiliates shall not be prohibited from acquiring the equity interests or assets of a Person (including a Pillsbury De Minimus Interest) whose principle line of business is not a Competing Business so long as Pillsbury, Pillsbury Parent or their respective Affiliates comply with the provisions of Section 4 hereof and (iii) activities relating to the Company undertaken by Pillsbury Parent or Pillsbury in accordance with the terms of the Operating Agreement shall not be prohibited.

            (b) Pillsbury shall refer and shall use commercially reasonable efforts to cause its Affiliates to refer corporate opportunities relating to businesses that are or include Competing Businesses (excluding corporate opportunities that involve international operations) of which their senior executive officers become aware to the Company.


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            (c) Pillsbury Parent and Pillsbury acknowledge that this Agreement shall, in no way, limit or restrict the operations outside of the Territory of Nestle USA, Nestle Parent or their respective Affiliates thereof.

            (d) If Pillsbury and/or any of its Affiliates (each, a "PILLSBURY OFFERING PARTY") acquire beneficial ownership of more than 50% of Dreyer's Voting Shares (a "PILLSBURY DREYER'S OWNERSHIP INTEREST"), then Pillsbury shall (or, if applicable, shall cause its Affiliates to) make an offer to sell the Pillsbury Dreyer's Ownership Interest to the Company. The Pillsbury Offering Party(ies) shall be required to commence negotiations concerning the offer to sell within 60 days after obtaining such interest and shall be required to negotiate for a period not to exceed one hundred twenty (120) days from the date of commencement of such negotiations. The Company and the Pillsbury Offering Party(ies) shall negotiate the consideration to be paid by the Company for the Pillsbury Dreyer's Ownership Interest in good faith on an arms-length basis; provided that, such agreement, if any, shall cover all Dreyer's Voting Shares that the Pillsbury Offering Party(ies) beneficially owns and provided further that such good faith negotiations shall not be considered in good faith to the extent that the Pillsbury Offering Party(ies) would require an adjustment of the respective Percentage Interest of Pillsbury and Nestle USA. If the parties do not reach an agreement within such one hundred twenty (120) day period, then the Pillsbury Offering Party need not comply with Section 4 hereof with respect to the Pillsbury Dreyer's Ownership Interest.

            3. Competition by Nestle USA and Nestle Parent with the Company.

            Nestle Parent and Nestle USA hereby covenant and agree that for the Nestle Term:

            (a) Nestle Parent and Nestle USA will not (and Nestle Parent and Nestle USA shall cause their respective Affiliates not to), directly or indirectly, engage in a Competing Business or own, manage, operate, join, control, or participate in the ownership, management or control of, or be connected with or have (or acquire) an interest in or assets of (whether as a consultant, advisor, agent, owner, partner, co-venturer, contractor, officer, director, stockholder, Affiliate, representative, licensor or otherwise) any Person, enterprise or business that engages in a Competing Business; provided, however, that (i) ownership of up to a 5% interest in a Competing Business shall not be prohibited so long as no directorship or other governance rights are held by Nestle Parent, Nestle USA and/or their respective Affiliates in conjunction with such ownership in the Competing Business (a "NESTLE DE MINIMUS INTEREST");
(ii) Nestle Parent, Nestle USA and/or their respective Affiliates shall not be prohibited from acquiring the equity interests or assets of a Person (including a Nestle De Minimus Interest) whose principle line of business is not a Competing Business so long as Nestle USA, Nestle Parent or their respective Affiliates complies with the provisions of Section 5 hereof and (iii) activities relating to the Company undertaken by Nestle Parent or Nestle USA in accordance with the terms of the Operating Agreement shall not be prohibited.

            (b) Nestle USA shall refer and shall use commercially reasonable efforts to cause its Affiliates to refer corporate opportunities relating to businesses that are or include Competing Businesses (excluding corporate opportunities that involve international operations) of which their senior executive officers become aware to the Company.


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            (c) Nestle Parent and Nestle USA acknowledge that this Agreement shall, in no way, limit or restrict the operations outside of the Territory of Pillsbury, Pillsbury Parent or their respective Affiliates, or the ownership of the Haagen-Dazs Stores or the conduct of the Haagen-Dazs Stores Business.

            (d) If Nestle USA and/or any of its Affiliates (each, a "NESTLE OFFERING PARTY") acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the Dreyer's Voting Shares (a "NESTLE DREYER'S OWNERSHIP INTEREST"), then Nestle USA shall (or, if applicable, shall cause its Affiliates to) make an offer to sell the Nestle Dreyer's Ownership Interest to the Company. The Nestle Offering Party(ies) shall be required to commence such negotiations concerning the offer to sell within 60 days after obtaining such interest and shall be required to negotiate for a period not to exceed one hundred twenty (120) days from the date of commencement of such negotiations. The Company and the Nestle Offering Party(ies) shall negotiate the consideration to be paid by the Company for the Nestle Dreyer's Ownership Interest in good faith on an arms-length basis; provided that, such agreement, if any, shall cover all Dreyer's Voting Shares that the Nestle Offering Party(ies) beneficially owns and provided further that such good faith negotiations shall not be considered in good faith to the extent that the Nestle Offering Party(ies) would require an adjustment of the respective Percentage Interest of Pillsbury and Nestle USA. If the parties do not reach an agreement within such one hundred twenty (120) day period, then the Nestle Offering Party need not comply with Section 5 hereof with respect to the Nestle Dreyer's Ownership Interest.

            4. Divestiture of Pillsbury's Competing Businesses.

            Pillsbury Parent and Pillsbury hereby covenant and agree that for the Pillsbury Term:

            (a) If a Pillsbury Offering Party acquires any interest in the assets or equity interests of a Person (other than a Pillsbury De Minimus Interest or Dreyer's Voting Shares) whose principle line of business is not a Competing Business but that has a division or other assets constituting a Competing Business (any such division or assets, a "PILLSBURY OFFERED INTEREST"), Pillsbury Parent or Pillsbury shall (or, if applicable, shall cause their applicable Affiliates to) within thirty (30) business days after acquiring the Pillsbury Offered Interest make an offer to sell the Pillsbury Offered Interest to the Company at a mutually agreed upon purchase price or if the Pillsbury Offering Party and the Company cannot agree on a purchase price, at a purchase price equal to the Fair Market Value of the Pillsbury Offered Interest (the "PILLSBURY PRELIMINARY OFFER"). The Fair Market Value of the Pillsbury Offered Interest shall be determined in accordance with the procedures in
Section 4(c). The Board of Managers of the Company shall have sixty (60) days to accept or reject the Pillsbury Preliminary Offer. The Pillsbury Managers must abstain from voting on whether to accept or reject the Pillsbury Preliminary Offer. If the Board of Managers of the Company does not accept such Pillsbury Preliminary Offer within such sixty (60) day period, it shall be deemed to have rejected the Pillsbury Preliminary Offer, and the Pillsbury Offering Party shall take commercially reasonable steps to divest the Pillsbury Offered Interest on terms no less favorable to the Pillsbury Offering Party than the terms of the Pillsbury Preliminary Offer.


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            (b) If the Pillsbury Offering Party is unable to divest the
Pillsbury Offered Interest on terms no less favorable to the Pillsbury Offering Party than the terms of the Pillsbury Preliminary Offer within ninety (90) days after the date that the Company rejects the Pillsbury Preliminary Offer, the Pillsbury Offering Party shall use commercially reasonable efforts to divest the Pillsbury Offered Interest during the following six-month period (the "PILLSBURY SALE PERIOD") and the Pillsbury Offering Party shall be obligated to accept an offer by the Company during the Pillsbury Sale Period to purchase the Pillsbury Offered Interest at the price specified in the Pillsbury Preliminary Offer if at the time of such offer by the Company the Pillsbury Offering Party has not entered into a binding agreement with a third party for the sale of the Pillsbury Offered Interest. The Pillsbury Offering Party shall not be under any obligation to offer the Pillsbury Offered Interest at a price less than the Fair Market Value of the Pillsbury Offered Interest to the Company or any other Person. If, however, the Pillsbury Offering Party desires to sell the Pillsbury Offered Interest at a discount to Fair Market Value (the "PILLSBURY DISCOUNTED PRICE"), it shall, before offering the Pillsbury Offered Interest to any Person, deliver a notice to the Company specifying the Pillsbury Discounted Price and offering to sell the Pillsbury Offered Interest to the Company at the Pillsbury Discounted Price. The Company shall have a period of ten (10) business days from receipt of such notice to elect to purchase the Pillsbury Offered Interest at the Pillsbury Discounted Price. If the Company exercises such right to purchase the Pillsbury Offered Interest, then the Pillsbury Offering Party shall be obligated to sell to the Company, and the Company shall be obligated to purchase from the Pillsbury Offering Party, the Pillsbury Offered Interest at the Pillsbury Discounted Price. If the Company does not exercise its right to purchase the Pillsbury Offered Interest at the Pillsbury Discounted Price, then the Pillsbury Offering Party may sell the Pillsbury Offered Interest to any Person on terms no less favorable to the Pillsbury Offering Party than the offer to sell the Pillsbury Offered Interest to the Company at the Pillsbury Discounted Price (it being understood that if the Pillsbury Offering Party desires to sell the Pillsbury Offered Interest for a purchase price less than the Pillsbury Discounted Price, then the Pillsbury Offering Party shall again comply with the procedures contemplated by this Section 4(b) before offering the Pillsbury Offered Interest to any other Person). If the Pillsbury Offering Party is unable to divest the Pillsbury Offered Interest during the Pillsbury Sale Period after using commercially reasonable efforts, the Pillsbury Offering Party may retain the Pillsbury Offered Interest.

            (c) To establish Fair Market Value of the Pillsbury Offered Interest, each of Pillsbury and Nestle USA shall appoint a Qualified Valuator within ten (10) business days after acquiring the Pillsbury Offered Interest. The Qualified Valuators shall have seventy-five (75) days from the date the second Qualified Valuator is appointed (the "PILLSBURY OFFERED INTEREST VALUATION PERIOD") to establish the Fair Market Value of the Pillsbury Offered Interest. If, during the Pillsbury Offered Interest Valuation Period either Pillsbury or Nestle USA provides written notice to the other Member that it has determined that the Qualified Valuators are unlikely to agree on the Fair Market Value of the Pillsbury Offered Interest (or, if as of the end of the Pillsbury Offered Interest Valuation Period, the Qualified Valuators have not reached agreement on the Fair Market Value of the Pillsbury Offered Interest), then the Qualified Valuators shall appoint a third Qualified Valuator that shall be unaffiliated with and independent of Pillsbury and Nestle USA and the other Qualified Valuators. Such Qualified Valuator shall, no later than the later to occur of the expiration of the Pillsbury Offered Interest Valuation Period or the thirtieth (30th) day after such Qualified Valuator is selected, independently arrive at its Fair Market Value determination. In determining Fair Market Value of the Pillsbury Offered


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Interest, the Qualified Valuators shall use accepted valuation practices customarily used by reputable independent appraisers at the time the Fair Market Value of the Pillsbury Offered Interest is determined and shall give due regard to the then consolidated assets, liabilities, contingencies, earnings, prospects and risks associated with the Pillsbury Offered Interest and any other factors the Qualified Valuators deem relevant (including the original purchase price paid for the business that includes the Pillsbury Offered Interest by the applicable Pillsbury Entity or any Affiliates thereof). The final determination of Fair Market Value of the Pillsbury Offered Interest shall be the amount agreed upon by the Qualified Valuators appointed by Pillsbury and Nestle USA or, if such Qualified Valuators do not agree and an additional Qualified Valuator is appointed, the mean of the two appraisals which are closest in amount to each other. The Fair Market Value of the Pillsbury Offered Interest determined pursuant to the foregoing procedures shall be binding upon each of Nestle USA, Pillsbury and the Company.

            5. Divestiture of Nestle USA's Competing Businesses.

            Nestle Parent and Nestle USA hereby covenant and agree that for the Nestle Term:

            (a) If a Nestle Offering Party acquires any interest in the assets or equity interests of a Person (other than a Nestle De Minimus Interest or Dreyer's Voting Shares) whose principal line of business is not a Competing Business but that has a division or other assets constituting a Competing Business (any such division or assets, a "NESTLE OFFERED INTEREST"), Nestle Parent or Nestle USA shall (or, if applicable, shall cause their applicable Affiliates to) within thirty (30) business days after acquiring the Nestle Offered Interest make an offer to sell the Nestle Offered Interest to the Company at a mutually agreed upon purchase price or if the Nestle Offering Party and the Company cannot agree on a purchase price, at a purchase price equal to the Fair Market Value of the Nestle Offered Interest (the "NESTLE PRELIMINARY OFFER"). The Fair Market Value of the Nestle Offered Interest shall be determined in accordance with the procedures in Section 5(c). The Board of Managers of the Company shall have sixty (60) days to accept or reject the Nestle Preliminary Offer. The Nestle USA Managers must abstain from voting on whether to accept or reject the Nestle Preliminary Offer. If the Board of Managers of the Company does not accept such Nestle Preliminary Offer within such sixty (60) day period, it shall be deemed to have rejected the Nestle Preliminary Offer, and the Nestle Offering Party shall take commercially reasonable steps to divest the Nestle Offered Interest on terms no less favorable to the Nestle Offering Party than the terms of the Nestle Preliminary Offer.

            (b) If the Nestle Offering Party is unable to divest the Nestle Offered Interest on terms no less favorable to the Nestle Offering Party than the terms of the Nestle Preliminary Offer within ninety (90) days after the date that the Company rejects the Nestle Preliminary Offer, the Nestle Offering Party shall use commercially reasonable efforts to divest the Nestle Offered Interest during the following six-month period (the "NESTLE SALE PERIOD") and the Nestle Offering Party shall be obligated to accept an offer by the Company during the Nestle Sale Period to purchase the Nestle Offered Interest at the price specified in the Nestle Preliminary Offer if at the time of such offer by the Company the Nestle Offering Party has not entered into a binding agreement with third party for the sale of the Nestle Offered Interest. The Nestle Offering Party shall not be under any obligation to offer the Nestle Offered Interest at a price less than the Fair Market Value of the Nestle Offered Interest to the Company or any other Person.

If, however, the Nestle Offering Party desires to sell the Nestle Offered Interest at a discount to Fair Market Value (the "NESTLE DISCOUNTED PRICE"), it shall, before offering the Nestle Offered Interest to any Person, deliver a notice to the Company specifying the Nestle Discounted Price and offering to sell the Nestle Offered Interest to the Company at the Nestle Discounted Price. The Company shall have a period of ten (10) business days from receipt of such notice to elect to purchase the Nestle Offered Interest at the Nestle Discounted Price. If the Company exercises such right to purchase the Nestle Offered Interest, then the Nestle Offering Party shall be obligated to sell to the Company, and the Company shall be obligated to purchase from the Nestle Offering Party, the Nestle Offered Interest at the Nestle Discounted Price. If the Company does not exercise its right to purchase the Nestle Offered Interest at the Nestle Discounted Price, then the Nestle Offering Party may sell the Nestle Offered Interest to any Person on terms no less favorable to the Nestle Offering Party than the offer to sell the Nestle Offered Interest to the Company at the Nestle Discounted Price (it being understood that if the Nestle Offering Party desires to sell the Nestle Offered Interest for a purchase price less than the Nestle Discounted Price, then the Nestle Offering Party shall again comply with the procedures contemplated by this Section 5(b) before offering the Nestle Offered Interest to any other Person). If the Nestle Offering Party is unable to divest the Nestle Offered Interest during the Nestle Sale Period after using commercially reasonable efforts, the Nestle Offering Party may retain the Nestle Offered Interest.

            (c) To establish Fair Market Value of the Nestle Offered Interest, each of Pillsbury and Nestle USA shall appoint a Qualified Valuator within ten
(10) business days of acquiring the Nestle Offered Interest. The Qualified Valuators shall have seventy-five (75) days from the date the second Qualified Valuator is appointed (the "NESTLE OFFERED INTEREST VALUATION PERIOD") to establish the Fair Market Value of the Nestle Offered Interest. If, during the Nestle Offered Interest Valuation Period either Pillsbury or Nestle USA provides written notice to the other Member that it has determined that the Qualified Valuators are unlikely to agree on the Fair Market Value of the Nestle Offered Interest (or, if as of the end of the Nestle Offered Interest Valuation Period, the Qualified Valuators have not reached agreement on the Fair Market Value of the Nestle Offered Interest), then the Qualified Valuators shall appoint a third Qualified Valuator that shall be unaffiliated with and independent of Pillsbury and Nestle USA and the other Qualified Valuators. Such Qualified Valuator shall, no later than the later to occur of the expiration of the Nestle Offered Interest Valuation Period or the thirtieth (30th) day after such Qualified Valuator is selected, independently arrive at its Fair Market Value determination. In determining Fair Market Value of the Nestle Offered Interest, the Qualified Valuators shall use accepted valuation practices customarily used by reputable independent appraisers at the time the Fair Market Value of the Nestle Offered Interest is determined and shall give due regard to the then consolidated assets, liabilities, contingencies, earnings, prospects and risks associated with the Nestle Offered Interest and any other factors the Qualified Valuators deem relevant (including the original purchase price paid for the business that includes the Nestle Offered Interest by the applicable Nestle Entity or any Affiliates thereof). The final determination of Fair Market Value of the Nestle Offered Interest shall be the amount agreed upon by the Qualified Valuators appointed by Pillsbury and Nestle USA or, if such Qualified Valuators do not agree and an additional Qualified Valuator is appointed, the mean of the two appraisals which are closest in amount to each other. The Fair Market Value of the Nestle Offered Interest determined pursuant to the foregoing procedures shall be binding upon each of Nestle USA, Pillsbury and the Company.

            6. Confidentiality.

            (a) The Pillsbury Entities acknowledge and agree that all Confidential Information of the Nestle Entities and their Affiliates known or obtained by the Pillsbury Entities or any of their Affiliates, whether before or after the date hereof, is the property of the Nestle Entities and their Affiliates. Therefore, the Pillsbury Entities agree that, except as expressly permitted in writing by the Nestle Entities, Confidential Information of the Nestle Entities and their Affiliates shall not (a) be disclosed by the Pillsbury Entities or any of their Affiliates to any unauthorized Persons (it being understood that disclosure by the Pillsbury Entities to any of their respective officers, employees, representatives and agents ("PERSONNEL") who need to know such Confidential Information in connection with their employment duties shall be permitted), or (b) be used by the Pillsbury Entities or any of their Affiliates in any of their operations, whether in the Territory or outside of the Territory, except as expressly permitted in writing by the Nestle Entities or their Affiliates, in each case, whether the Pillsbury Entities or any of their Affiliates have such information in memory or embodied in writing or other physical form.

            The Pillsbury Entities shall be responsible for any breach of this
Section 6(a) by any of their respective Personnel. If the Pillsbury Entities become aware of any such breach by any of their Personnel, they shall immediately notify the Nestle Entities in writing and take all reasonable steps required to prevent further disclosure. At the Nestle Entities' request, the Pillsbury Entities shall take such actions as the Nestle Entities may consider necessary to protect the confidentiality of the Confidential Information of the Nestle Entities and their Affiliates. The Pillsbury Entities agree to indemnify and hold harmless the Nestle Entities from and against any and all expenses (including without limitation, reasonable attorneys' fees and expenses) arising out of any breach or nonperformance of any of the Pillsbury Entities' obligations set forth in this Section 6(a).

            (b) The Nestle Entities acknowledge and agree that all Confidential Information of the Pillsbury Entities and their Affiliates known or obtained by the Nestle Entities or any of their Affiliates, whether before or after the date hereof, is the property of the Pillsbury Entities and their Affiliates. Therefore, the Nestle Entities agree that, except as expressly permitted in writing by the Pillsbury Entities, Confidential Information of the Pillsbury Entities and their Affiliates shall not (a) be disclosed by the Nestle Entities or any of their Affiliates to any unauthorized Persons (it being understood that disclosure by the Nestle Entities to any of their respective Personnel who need to know such Confidential Information in connection with their duties shall be permitted), or (b) be used by the Nestle Entities or any of their Affiliates in any of their operations, whether in the Territory or outside of the Territory, except as expressly permitted in writing by the Pillsbury Entities or their Affiliates, in each case, whether the Nestle Entities or any of their Affiliates have such information in memory or embodied in writing or other physical form.

            The Nestle Entities shall be responsible for any breach of this
Section 6(b) by any of their respective Personnel. If the Nestle Entities become aware of any such breach by any of their Personnel, they shall immediately notify the Pillsbury Entities in writing and take all reasonable steps required to prevent further disclosure. At the Pillsbury Entities' request, the Nestle Entities shall take such actions as the Pillsbury Entities may consider necessary to protect the confidentiality of the Confidential Information of the Pillsbury Entities and their Affiliates.

The Nestle Entities agree to indemnify and hold harmless the Pillsbury Entities from and against any and all expenses (including without limitation, reasonable attorneys' fees and expenses) arising out of any breach or nonperformance of any of the Nestle Entities' obligations set forth in this Section 6(b).

            (c) The Entities acknowledge and agree that all Confidential Information of the Company (other than Confidential Information owned by an Entity or Affiliate thereof that is licensed to the Company by such Entity or Affiliate thereof), on and after the date hereof, is the property of the Company. Therefore, the Entities agree that, except as expressly permitted by the Board of Managers of the Company by Special Vote, Confidential Information of the Company shall not (a) be disclosed by any Entity or Affiliate of such Entity to any unauthorized Persons (it being understood that disclosure by the Entities to any of their respective Personnel who need to know such Confidential Information in connection with their duties shall be permitted), or (b) be used by the Entities or any of their Affiliates in any of their operations, whether in the Territory or outside of the Territory, in each case, whether any of the Entities have such information in memory or embodied in writing or other physical form.

            Each of the Entities shall be responsible for any breach of this
Section 6(c) by any of their Personnel. If an Entity becomes aware of any such breach by any of its Personnel, it shall immediately notify the Company in writing and take all reasonable steps required to prevent further disclosure. At the Company's request, the Entity shall take such actions as the Company may consider necessary to protect the confidentiality of the Confidential Information of the Company. Each of the Entities agrees to indemnify and hold harmless the Company from and against any and all expenses (including without limitation, reasonable attorneys' fees and expenses) arising out of any breach or nonperformance of any of its obligations set forth in this Section 6(c). In addition to all other remedies available to the Company at law or in equity, each of the Entities agrees that the Company shall be entitled to equitable relief, including injunctive and specific performance, in the event of any breach of the provisions hereof.

            (d) Without limiting the generality of the foregoing, the provisions of this Section 6 shall not prohibit the disclosure of Confidential Information of the Company by an Entity or Affiliate thereof if such Entity or an Affiliate thereof is the owner of such Confidential Information and licenses it to the Company. Each Entity agrees to cause its Affiliates to comply with this Section 6.

            7. No Solicitation of Employees.

            Without the written consent of the Board of Managers of the Company adopted by Special Vote, each of Pillsbury, during the Pillsbury Term, and Nestle USA, during the Nestle Term, shall not (and each Entity shall cause its Affiliates not to), directly or indirectly, either for itself or another entity,
(i) induce or attempt to induce any officer or key employee of the Company to leave its employ, (ii) in any way interfere with the relationship between the Company and any of its officers or key employees (it being understood that this clause (ii) shall not prohibit Nestle USA and Pillsbury (and the Nestle USA Managers and Pillsbury Managers) from exercising their approval and other governance rights under the Operating Agreement), (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any officer or key employee of the Company, or (iv) induce or attempt to induce any customer, supplier, distributor, licensee, or business relation of the Company to cease doing business with the Company; provided, however, that general solicitation not specifically directed at such employees through published notices, advertisements and other similar items shall not be deemed to be a violation of clauses (i) and (ii) above.

            8. Equitable Relief.

            The Parties acknowledge that a breach by any of the Parties of any provision of this Agreement cannot reasonably or adequately be compensated in damages in an action at law or in arbitration and may cause the non-breaching Party(ies) or their successor(s) in interest irreparable injury and damage. The Parties further acknowledge that competition in violation of this Agreement or any other breach of this Agreement could be extremely detrimental to the non-breaching Party(ies). By reason thereof, the Parties agree that the non-breaching Party(ies) shall be entitled, in addition to any other remedies they may have under this Agreement or the Operating Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of such a breach.

            9. Term

            Sections 2, 4 and 7 of this Agreement shall terminate with respect to Pillsbury Parent and Pillsbury two years after the date on which Pillsbury or Pillsbury Parent (or any Affiliate of Pillsbury Parent or Pillsbury) first ceases to be a Member of the Company (the "PILLSBURY TERM"). Sections 3, 5 and 7 of this Agreement shall terminate with respect to Nestle Parent and Nestle USA two years after the date on which Nestle USA or Nestle Parent (and/or any Affiliate of Nestle Parent or Nestle USA) first ceases to be a Member of the Company (the "NESTLE TERM"). The provisions of Section 6 shall survive the termination of this Agreement in perpetuity.

            10. Severability.

            In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws. In the event that any restrictive covenant of this Agreement, or any word, phrase, clause, sentence or other portion thereof, is held unenforceable because of the duration or geographic scope of such provision, it is the intention of the Parties that the arbitrator (or court, if applicable) shall have the power to modify such provision to the extent necessary to render the provision enforceable and such provision as so modified shall be enforced. In the event that any provision of Section 2, 3, 4, 5 or 7 of this Agreement should be held unenforceable or invalid for any reason (a) with respect to the Nestle Entities, such provision and the parallel provision that is applicable to the Pillsbury Entities shall also be deemed unenforceable or invalid with respect to the Pillsbury Entities or (b) with respect to the Pillsbury Entities, such provision and the parallel provision that is applicable to the Nestle Entities shall also be deemed unenforceable or invalid with respect to the Nestle Entities.

            11. Successors and Assigns.

            The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by the Parties, their assigns and successors in interest, including without limitation, any entity into which any of the Parties may be merged or by which it may be acquired, provided that rights, duties and obligations hereunder may not be assigned by any Party hereto without the prior written consent of the other Parties and any attempt to assign this Agreement without such consent shall be considered null and void.

            12. Integrated Agreement and Consideration.

            This Agreement, together with the Operating Agreement, the Contribution Agreement and the Ancillary Documents (as defined in the Contribution Agreement), constitute the entire agreement among the Parties with regard to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral agreements and understandings relating thereto. To the extent that any of such other documents may contradict or make unclear the terms of this Agreement, the terms of this Agreement shall prevail unless expressly provided for otherwise. This Agreement may only be amended by the prior written mutual agreement of each of the Parties.

            13. Further Assurances

            Each of the Parties does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

            14. Notices

            Any notice, consent, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be
(a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by facsimile (with confirmation of transmission) or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: (i) if to the Company, [Ice Cream Partners USA], LLC, c/o Nestle Frozen Food Company, 30003 Bainbridge Road, Solon, OH 44139-2290, Attention: James L. Dintaman, Telephone No.: (440) 498-7700, Telecopier No.: (440) 248-7847; (ii) if to Nestle Parent or Nestle USA, Nestle USA - Food Group, Inc., c/o Nestle USA, Inc., 800 North Brand Blvd., Glendale, California 91203, Attention: General Counsel, North America, Telephone No.:
(818) 549-6703, Telecopier No.: (818) 549-6713; (iii) if to Pillsbury Parent or Pillsbury, The Pillsbury Company, 200 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Vice President and General Counsel, Pillsbury North America, Telephone No.: (612) 330-2316, Telecopier No.: (612) 330-5292; or (iv) to such other addresses as the Parties may from time to time specify by notice to the other Parties. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt of a confirmation of successful transmission, if sent by facsimile, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

            15. Construction

            This Agreement shall be construed as if all Parties prepared this Agreement.

            16. Captions - Pronouns

            Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

            17. Arbitration

            The parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (collectively, a "CLAIM") shall be settled promptly and expeditiously, at the request of any party to this Agreement, exclusively by final and binding arbitration conducted in New York. Each of Pillsbury and Nestle USA shall appoint an arbitrator and the arbitrators selected by Pillsbury and Nestle USA shall jointly select another arbitrator. The final decision regarding the Claim shall be determined by a majority vote of the arbitrators and in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. The parties expressly agree that the arbitrators shall determine the discovery methods that shall be available to the parties under this Section 17 as appropriate under the circumstances. Each party hereto expressly consents to, and waives any future objection to, such forum and arbitration rules. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as required by law, no party nor the arbitrators shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Section 17. The arbitrators' fees and any filing or other fees required by the Commercial Arbitration Rules shall, to the extent required, initially be paid by the party requesting arbitration, but shall be assessed against the party which does not prevail in the arbitration.

      Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to this Agreement.

            18. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which will take effect as an original and all of which, when taken together, shall evidence one and the same agreement.

            19. Governing Law.

            The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

            20. Amendments.

            (a) Any provision of this Agreement may be amended if, and only if, such amendment is in writing and is duly executed by each Party.

            (b) Unless otherwise agreed by the parties, in the event any Person becomes an Assignee of a Membership Interest or an Additional Member or Substitute Member of the Company, such Person (and its ultimate parent company) shall become a signatory hereto by signing a counterpart signature page to this Agreement, and this Agreement shall be amended to the extent necessary to bind such Person (and ultimate parent thereof) to all of the provisions of this Agreement to the same extent that the Entities and their Affiliates are bound by the provisions of this Agreement.

            21. Third-Party Beneficiaries.

            Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity, other than the Parties and their Affiliates, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                            (Signature Page Follows)

      IN WITNESS WHEREOF, the undersigned, the Parties have executed this Agreement on the date first written above, effective ___________, 1999.




                                       DIAGEO PLC


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       THE PILLSBURY COMPANY


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       NESTLE S.A.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       NESTLE USA - FOOD GROUP, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       [ICE CREAM PARTNERS USA], LLC


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       S-1